UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2014

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 N. Rogers Road, Olathe, Kansas 66062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 764-1045

N/A
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 11, 2014, Hooper Holmes, Inc. (the “Company”) has entered into indemnification agreements with the persons serving as outside directors and certain officers of the Company, as further set forth below, which provide for indemnification, to the fullest extent permitted by law, but subject to the limitations contained in such agreements, of expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by such directors or officers in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director or officer of the Company. The indemnification provided by the indemnification agreements is in addition to the indemnification provided by the Company’s Restated By-Laws. The indemnification agreements are intended to replace any indemnification agreements previously entered into with such directors and officers, a form of which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The foregoing description of the indemnification agreements is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The following is a list of persons with whom the Company entered into indemnification agreements, effective as of June 11, 2014:

Outside Directors
Ronald V. Aprahamian
Larry Ferguson
Gus D. Halas
Thomas A. Watford

Officers
Henry E. Dubois, President and Chief Executive Officer
Tom Collins, Senior Vice President and Chief Financial Officer
Tracy D. Mackey, General Counsel and Corporate Secretary

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)-(b)    On June 11, 2014, Hooper Holmes, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).

The Company had 70,410,649 shares of Common Stock outstanding as of April 15, 2014, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 58,523,443 shares of Common Stock, or approximately 83.1 % of the shares of Common Stock entitled to vote, were present in person or represented by proxy constituting a quorum. The following sets forth information regarding the final results of the voting at the Annual Meeting:

Election of Directors. The Company’s shareholders elected five directors, Ronald V. Aprahamian, Henry E. Dubois, Larry Ferguson, Gus D. Halas and Thomas A. Watford, each to serve for a term of one year and until their successors are duly elected and qualified. The following is a breakdown of the voting results:

Director	Votes For	Votes Withheld	Broker Non-Votes
Ronald V. Aprahamian	37,337,874	431,661	20,753,908
Henry E. Dubois	37,357,550	411,985	20,753,908
Larry Ferguson	30,060,983	7,708,552	20,753,908
Gus D. Halas	37,346,467	423,068	20,753,908
Thomas A. Watford	37,294,752	474,783	20,753,908

Approval of the Amendment and Restatement of the Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan. The shareholders of the Company approved the amendment and restatement of the Company’s 2011 Omnibus Employee Incentive Plan. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,060,483	683,565	25,487	20,753,908

Approval, by Non-Binding Vote, of the Compensation of Named Executive Officers. The shareholders of the Company approved, by non-binding vote, the compensation of the Company’s named executive officers, as disclosed in the Compensation of Executive Officers section, the compensation tables and the narrative discussion in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2014. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,032,704	705,938	30,893	20,753,908

Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants. The shareholders of the Company ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,196,243	2,195,157	132,043	-0-

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2014	HOOPER HOLMES, INC.

	By:	/s/ Tom Collins
Tom Collins
Senior Vice President and Chief Financial Officer